Exhibit 99.1

Investor Contact:                                      Media Contact: Karen Moss
Kiley Fleming                                          Karen Moss
(615) 855-5525                                         (615) 855-5210

DOLLAR GENERAL REPORTS EARNINGS RESULTS FOR THE FISCAL YEAR

GOODLETTSVILLE,  Tenn. - February 26, 2001 - Dollar General  Corporation  (NYSE:
DG) today reported net income per diluted share for the 53-week fiscal year ended February 2, 2001, equaled $0.62 compared with $0.65 for the 52-week fiscal year ended January 28, 2000. Total sales for the fiscal year increased 17.1 percent to a record $4.55 billion from $3.89 billion last year. Same-store sales for the 52-week comparable period increased 0.9 percent.

"Year-over-year declines in earnings are rare for Dollar General. 2000 was an unusual year of poorer implementation of our growth as we undertook more change than could be fully digested in one year," said Cal Turner, Jr., Chairman and CEO. "Earnings downturns have always brought valuable lessons and significant change, positioning future progress. Our reaction to last year has been the positioning of a new management team - a combination of a few select placements from the outside and even more promotions of great talent developed within the company - the best team in retailing!"

For the year ended February 2, 2001, net income declined 6.1 percent to $206.0 million compared with $219.4 million last year. Gross margin equaled $1.26 billion, or 27.65 percent of sales, compared with $1.10 billion, or 28.24 percent of sales, in the same period a year ago. Operating expenses for the year equaled $923.8 million, or 20.30 percent of sales, compared with $748.5 million, or 19.25 percent of sales, last year. For the year, interest expense increased to $11.5 million, or 0.25 percent of sales, compared with $5.2 million, or 0.13 percent of sales last year.

Inventory turn increased from 3.1 to 3.2. This improvement was primarily a result of contributions from technology and distribution center investments. Despite operating 707 additional stores, LIFO merchandise inventories increased just 6.5% to $1.1 billion from $1.0 billion last year. Average store inventory increased to $166,000, compared with $163,000 last year.

During the fiscal year, the Company opened 758 new stores and closed 51 stores. In addition, the Company remodeled or relocated 237 stores, compared with 409 the previous year. At year-end, the Company operated 5,001 stores.

For the year, capital expenditures equaled $218.0 million, compared with $152.7 million in the same period last year. Capital expenditures included investments in new store openings, new distribution centers, remodeled and relocated stores and store technology projects. The Company also spent $63.0 million to repurchase 3.6 million shares.

Outlook:

The  following  comments  contain  references  to  years  2001 and  2000,  which
represent   fiscal  years  ending   February  1,  2002  and  February  2,  2001,
respectively.

For the year ending February 1, 2002, management expects sales and earnings to increase 15-18%. The Company plans to open 600-700 new stores.

For the first quarter, total company revenues and same-store sales are expected to increase 15-17% and 2-4%, respectively, as compared with the first quarter of 2000. The Company anticipates opening 200-250 stores in the quarter. Gross profit as a percentage of net sales is expected to be flat to down slightly compared with 2000. Based on current sales expectations, management anticipates operating expenses as a percentage of net sales will increase 0.50-0.60% compared with 2000. Interest expense as a percentage of net sales is expected to increase 0.20-0.25%, reflecting higher interest rates than the first quarter last year. The tax rate is expected to be approximately 36.25%. Using this guidance, management expects to report earnings per share of $0.13-0.14 for first quarter ended May 4, 2001.

Dollar General operates more than 5,000 neighborhood stores in 25 states.

This press release contains historical and forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements as a result of certain risks and uncertainties, including, but not limited to, general transportation and distribution delays or interruptions, inventory risks due to shifts in market demand, changes in product mix, interruptions in suppliers' business, fuel price and interest rate fluctuations, and costs and delays associated with building, opening and operating new distribution centers ("DCs") and stores. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events.

                                      # # #

                           DOLLAR GENERAL CORPORATION
                                INCOME STATEMENTS
                                     (000's)
                                   (Unaudited)

                                         --- For the Fourth Quarter Ended  ---             --- For the Year Ended ---

                                        February 2, 2001       January 28, 2000     February 2, 2001       January 28, 2000
                                        ----------------       ----------------     ----------------       ----------------

Sales                                      $1,442,654            $1,177,742            $4,551,511            $3,887,964


Cost of Sales                               1,060,315               833,337             3,293,126             2,790,173
                                           ----------            ----------            ----------            ----------

Gross Margin                                  382,339               344,405             1,258,385             1,097,791

Operating Expenses                            269,373               202,278               923,760               748,489
                                           ----------            ----------            ----------            ----------

Operating Income                              112,966               142,127               334,625               349,302

Interest Expense                                1,049                    55                11,508                 5,157
                                           ----------            ----------            ----------            ----------

Pre-Tax Income                                111,917               142,072               323,117               344,145

Taxes                                          40,538                51,467               117,098               124,718
                                           ----------            ----------            ----------            ----------
                                                                                                            ----------

Net Income                                 $   71,379            $   90,605            $  206,019            $  219,427
                                           ==========            ==========            ==========            ==========


Diluted earnings per share                 $     0.21            $     0.27            $     0.62            $     0.65

Weighted average diluted shares
                                              334,396               336,953               333,858               336,963

                           DOLLAR GENERAL CORPORATION
                                 BALANCE SHEETS
                                    ($000's)
                                   (Unaudited)

                                                February 2         January 28
                                                   2001               2000
                                                   ----               ----
Current Assets:
 Cash and cash equivalents                       $  141,453        $   58,789
 Merchandise inventories                          1,050,693           985,715
 Deferred income taxes                                8,074             5,995
 Other current assets                                69,108            45,036
                                                 ----------        ----------
   TOTAL CURRENT ASSETS                           1,269,328         1,095,535

Property & equipment, at cost                       796,519           597,537
Less:  Accumulated depreciation                     305,756           251,064
                                                 ----------        ----------
                                                    490,763           346,473

Other assets                                         16,045             8,933
                                                 ----------        ----------

TOTAL ASSETS                                     $1,776,136        $1,450,941
                                                 ==========        ==========

Current Liabilities

 Current portion of long-term obligations        $    4,560        $    1,233
 Accounts payable                                   284,768           334,554
 Accrued expenses                                   137,350           121,375
 Income taxes                                         8,648            15,135
                                                 ----------        ----------
   TOTAL CURRENT LIABILITIES                        435,326           472,297

Long-Term obligations                               214,236             1,200
Deferred income taxes                                51,290            51,523
                                                 ----------        ----------
TOTAL LIABILITIES                                   700,852           525,020

Stockholders' Equity:
 Common stock                                       165,646           132,346
 Additional paid-in capital                         274,112           255,581
 Retained earnings                                  637,652           537,994
 Less:  Common stock purchased for
  deferred compensation plan                          2,126                 0
                                                 ----------        ----------
TOTAL STOCKHOLDERS' EQUITY                        1,075,284           925,921
                                                 ----------        ----------

TOTAL LIABILITIES AND

STOCKHOLDERS' EQUITY                             $1,776,136        $1,450,941
                                                 ==========        ==========

                           DOLLAR GENERAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (000's)
                                   (Unaudited)

                                                                                         --- For the Year Ended ---
                                                                                     February 2, 2001   January 28, 2000
                                                                                     ----------------   ----------------
Cash flows provided by (used in) operating activities:

 Net income                                                                             $ 206,019         $ 219,427
 Adjustments to reconcile net income to net cash
   provided by (used in) operating activities
  Depreciation and amortization                                                            79,577            63,944
  Deferred income taxes                                                                    (2,312)           17,948
  Tax effect of stock options                                                              18,500            29,757
  Change in operating assets and liabilities:
   Merchandise inventories                                                                (64,978)         (173,993)
   Other Current Assets                                                                   (17,756)           (2,658)
   Accounts payable                                                                       (49,786)           76,795
   Accrued expenses                                                                        15,975           (51,450)
   Income taxes                                                                            (6,487)           (8,690)
   Other                                                                                   (3,195)             (966)
                                                                                        ---------         ---------
      Net cash provided by (used in) operating activities                                 175,557           170,114
                                                                                        ---------         ---------


Cash flows provided by (used in) investing activities:

 Purchase of investments for deferred compensation plan                                    (6,316)
 Purchase of property and equipment                                                      (217,993)         (152,738)
 Proceeds from sale of property and equipment                                              11,347            67,221
                                                                                        ---------         ---------
      Net cash provided by (used in) investing activities                               (212,962)          (85,517)
                                                                                        ---------         ---------
Cash flows  provided by (used in) financing  activities:
Cash flows provided by (used in) financing activities:

 Issuance of short-term borrowings                                                        256,001           218,865
 Repayments of short-term borrowings                                                     (256,001)         (218,865)
 Issuance of long-term debt                                                               199,595             3,104
 Repayments of long-term debt                                                              (4,370)           (2,182)
 Payment of cash dividend                                                                 (42,266)          (34,057)
 Proceeds from exercise of stock options                                                   32,225            35,786
 Repurchase of common stock                                                               (62,989)          (50,753)
 Purchase of common stock for deferred compensation plan                                   (2,126)                0

      Net cash provided by (used in) financing activities                                 120,069           (48,102)
                                                                                        ---------         ---------

Net increase (decrease) in cash and cash equivalents                                       82,664            36,495
Cash and cash equivalents beginning of period                                              58,789            22,294
                                                                                        ---------         ---------
Cash and cash equivalents end of period                                                 $ 141,453         $  58,789
                                                                                        =========         =========

Supplemental schedule of noncash investing and financing activities:

 Purchase of property and equipment under capital lease obligation                      $  21,138         $       0
                                                                                        =========         =========

                           DOLLAR GENERAL CORPORATION
                              KEY OPERATIONAL DATA
                                     (000's)

                                   --- For the Quarter Ended ---
                                  February 2          January 28       Total Stores    Same-Stores
                                     2001                2000              % Chg         % Chg *
                                     ----                ----              -----         -------
Sales by Category:

   Highly Consumable              $  751,564          $  565,950            32.8%          8.4%
   Hardware and Seasonal          $  277,056          $  224,642            23.3%          4.8%
   Basic Clothing                 $  179,184          $  152,279            17.7%         (1.3)
   Home Products                  $  234,850          $  234,871             0.0%        (16.7%)
                                  ----------          ----------            ----         -----
     TOTAL SALES                  $1,442,654          $1,177,742            22.5%          1.5%





                                   --- For the Year Ended ---
                                 February 2           January 28       Total Stores   Same-Stores
                                    2001                 2000             % Chg        % Chg *
                                    ----                 ----             -----        -------
Sales by Category:

   Highly Consumable              $2,518,572          $1,996,454            26.2%         8.4%
   Hardware and Seasonal          $  706,286          $  640,790            10.2%        (0.5%)
   Basic Clothing                 $  554,231          $  482,390            14.9%        (0.6%)
   Home Products                  $  772,422          $  768,330             0.5%        (13.1%)
                                  ----------          ----------            ----         ------
     TOTAL SALES                  $4,551,511          $3,887,964            17.1%          0.9%


                               --- For the Year Ended ---
                                February 2     January 28
New Store Activity:                2001           2000
                                  -----          -----
   Beginning Store Count          4,294          3,687
   New Store Openings               758            646
   Store Closings                    51             39
   Net New Stores                   707            607
   Ending Store Count             5,001          4,294
   Total Square Footage           33.9 million   28.7 million

* Includes same-store sales for the comparable periods ended January 26, 2001 and January 28, 2000

For the year ended February 2, 2001, the average customer purchased more than 5 items at a total cost of $8.14. Below is a summary of this year's customer transaction information.

                                          1Q       2Q      3Q      4Q      YTD
                                          --       --      --      --      ---
2000 Same-Store Transactions (% Chg):

   Customer Transactions                  3.8%    0.1%    1.0%     0.3%    1.2%
   Average Ticket                         0.2%   (2.7%)  (0.2%)    1.1%   (0.3%)
      Average Item Price                  1.5%    2.4%    5.5%     5.8%    3.8%
      Average Number of Items            (1.2%)  (5.0%)  (5.4%)   (4.5%)  (4.0%)



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